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                                                                    EXHIBIT 24.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Graham-Field Health Products, Inc. for the registration of 50,000 shares of its common stock and to the incorporation by reference therein of our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP




Melville, New York

September 20, 1996